UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2011

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2011, the Board of Directors of The Spectranetics Corporation (the “Company”) adopted amendments to The Amended and Restated Bylaws of The Spectranetics Corporation (the “Amended and Restated Bylaws”) to clarify that the advance notice provisions contained in the Company's former bylaws continue to be the operative provisions for director nominations or other business proposed to be brought before the 2011 annual meeting of stockholders, scheduled to be held on June 9, 2011. Such advance notice provisions are set forth in Exhibit A to the Amended and Restated Bylaws, as amended, and provide that a stockholder must submit the requisite notice to the Company not less than 60 days nor more than 90 days prior to the anniversary of the preceding year's annual meeting. Immediately following the annual meeting of stockholders in 2011 and thereafter, the provisions of Sections 2.4 and 2.5 of the Amended and Restated Bylaws (as described in the Company's Current Report on Form 8-K filed on March 14, 2011) shall be the operative advance notice procedures for the nomination of directors and other business proposed to be brought before a meeting of stockholders of the Company.

The foregoing information set forth in this Current Report on Form 8-K regarding the amendments to the Company's Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, as amended, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

3.2    Amended and Restated Bylaws of The Spectranetics Corporation, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	April 4, 2011	By:	/s/ Roger Wertheimer
Roger Wertheimer
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.

3.2        Amended and Restated Bylaws of The Spectranetics Corporation, as amended

4